UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

KREIDO BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Flynn Road Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Size Increased and New Directors Appointed. On October 31, 2007, the Board, by resolution, expanded the size of the Board from four directors to six directors. The Board also appointed David Nazarian and David Mandel as directors to fill vacancies on the Board.

Mr. Nazarian, age 46, is the founding member and principal of Smart Technology Ventures, the general partner of a series of venture capital funds including Smart Technology Ventures III, L.P. which he organized in 2000. He has nearly 20 years of operational and investment experience in the telecommunications and aerospace industries. Prior to founding Smart Technology Ventures, Mr. Nazarian was a major investor in Omninet, a company that provided two-way messaging services via satellite for mobile users, when it merged with Qualcomm in 1988. Mr. Nazarian serves on the boards of directors for Lucix Corporation, FutureTrade Technologies and Allard Industries. Smart Technology Ventures, through its affiliated venture funds, and certain Nazarian family trusts, own of record 14,723,319 shares of the Company’s common stock (approximately 28% of the Company’s outstanding common stock). Smart Technology Ventures and certain Nazarian family trusts also own warrants to purchase 2,528,418 shares of the Company’s common stock at a strike price of $1.85.

Mr. Mandel, age 41, is an established private venture capital investor, based in Los Angeles, California. Mr. Mandel has pursued venture capital activities on behalf of his family since 1994. Mr. Mandel and his family were seed investors in Broadcom Corp., Innovent Systems (acquired by Broadcom) and Access360 (acquired by IBM), among others. Mr. Mandel has served as an advisor to the Board prior to his appointment as a director of the Company. Mr. Mandel and his family own 3,515,457 shares of the Company’s common stock (approximately 7% of the Company’s outstanding common stock) and warrants to purchase 220,092 shares of the Company’s common stock at a strike price of $1.85.

Mr. Nazarian, through Smart Technology Ventures, and Mr. Mandel, were early investors in Kreido Laboratories, the Company’s wholly-owned subsidiary.

In connection with their appointments as outside directors of the Company, Messrs. Nazarian and Mandel each received a restricted stock grant of 2,500 shares of common stock and options to purchase 25,000 shares of common stock at an exercise price of $0.60 per share pursuant to the terms of the Outside Director Compensation Program.

Outside Director Compensation Program Amended. On October 31, 2007, the Board, pursuant to authority granted in the Company’s Outside Director Compensation Program established the annual fee for the Chairperson of the Board at $60,000, payable quarterly, in addition to receiving the meeting fees and stock and option grants in the original Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: November 5, 2007	By:	/s/ John M. Philpott

		Name: Its:	John M. Philpott Chief Financial Officer

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